Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jeff Kelley

SVP, Head of Marketing

+1.630.577.9687

media@calamos.com

Calamos Asset Management, Inc. Reports

First Quarter 2016 Results and Declares Dividend

NAPERVILLE, Ill., April 26, 2016 – Calamos Asset Management, Inc. (NASDAQ: CLMS), representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Family Partners, Inc. Calamos Asset Management, Inc. (CAM) and Calamos Investments LLC together operate a diversified global investment firm offering U.S. growth equity, global equity, convertible, multi-asset and alternative strategies, and today reported consolidated results for first quarter 2016 and comparative periods.

Highlights

Non-GAAP diluted earnings per share was $0.09 for the first quarter compared with $0.18 in the previous quarter and $0.17 in the first quarter of 2015.1 The decrease in non-GAAP diluted earnings per share in the first quarter 2016 compared with the fourth quarter of 2015 was the result of higher income tax expense related to the expiration of employee stock options and lower operating income. Non-GAAP net income attributable to Calamos Asset Management, Inc. was $1.6 million for the quarter compared with $3.2 million last quarter and $3.1 million in the first quarter of 2015.

GAAP diluted loss per share was $0.08 for the first quarter of 2016 compared with GAAP diluted earnings per share of $0.05 in the previous quarter and $0.01 in the first quarter of 2015. The decrease in GAAP diluted earnings per share in the first quarter of 2016 compared with the fourth quarter of 2015 was the result of higher income tax expense related to the expiration of employee stock options, non-operating losses, lower operating income, and the consolidation of certain open-end funds in the period. Net loss attributable to CAM was $1.3 million for the quarter compared with net income attributable to CAM of $830,000 last quarter and $101,000 in the first quarter of 2015.

[1]	See Table A and Table A – Notes for a more detailed description of non-GAAP financial measures, how they may be useful to management and investors in evaluating the company, how they may differ from non-GAAP financial measures disclosed by other companies, and a reconciliation of such adjusted measures to the most related GAAP financial measures.

Assets Under Management2 were $21.0 billion at March 31, 2016 compared with $21.9 billion at the end of last quarter and $24.5 billion at March 31, 2015. Net outflows were $426 million for the quarter compared with net outflows of $1.0 billion in the previous quarter and net inflows of $556 million in the first quarter of 2015.

Total revenues for the current quarter were $48.5 million compared with $55.5 million in the previous quarter and $57.4 million in the first quarter a year ago. Operating margin was 8.8% for the first quarter, 16.4% in the previous quarter and -2.6% in the first quarter of 2015. Non-GAAP operating margin was 17.5% in the first quarter of 2015.

The Board of Directors of CAM declared a regular quarterly dividend of 15 cents per share payable on May 24, 2016 to shareholders of record on May 10, 2016.

The table below highlights certain GAAP and non-GAAP financial measures:

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
(in millions)
Ending Assets Under Management	$21,020	$21,908	$24,476
Average Assets Under Management	$20,632	$22,682	$23,677
Net flows	$(426)	$(1,000)	$556
(in thousands, except earnings per share)
Total revenues	$48,501	$55,494	$57,417
Total operating expenses	$44,213	$46,369	$58,922
Operating income (loss)	$4,288	$9,125	$(1,505)
Non-GAAP operating income	$4,288	$9,125	$10,039
Operating margin	8.8%	16.4%	(2.6%)
Non-GAAP operating margin	8.8%	16.4%	17.5%
Net income (loss) attributable to CAM	$(1,322)	$830	$101
Non-GAAP net income attributable to CAM	$1,622	$3,177	$3,137
Diluted earnings (loss) per share	$(0.08)	$0.05	$0.01
Non-GAAP diluted earnings per share	$0.09	$0.18	$0.17

Business Commentary

In the first quarter of 2016, the firm named John S. Koudounis as Chief Executive Officer, effective Monday, April 4, 2016. Mr. Koudounis is responsible for executing the firm’s growth strategy and expanding the firm’s global footprint. In his previous role as President and Chief Executive Officer of Mizuho Securities USA, Inc. he significantly grew the firm to become a top-10 investment banking enterprise. John P. Calamos, Sr. remains Founder, Chairman and Global CIO, focused on investing and the continuity of Calamos’ investment-centric culture.

[2]	Assets Under Management do not include $531 million, $609 million, and $706 million as of March 31, 2016, December 31, 2015, and March 31, 2015, respectively, of assets under advisement for which the company provides model portfolio design and oversight.

Also during the quarter, work was completed in converting Phineus Partners LP’s hedge fund into a ’40 Act fund, the Calamos Phineus Long/Short Fund. The new fund enhances Calamos’ product offerings and role as an innovator in liquid alternatives. We are encouraged about the growth opportunities of the fund, in part because the fund was able to retain its 14-year track record which has outpaced both the S&P 500 and the MSCI World Index since inception in May of 2002.3 Further reflecting the firm’s focus on the liquid alternative space, the quarter also marked the one-year anniversary of the Calamos Hedged Equity Income Fund, which placed in the top quintile of its Morningstar peer category for the one year period ending March 31, 2016.3

Calamos Investments LLC repurchased 520,444 shares of CAM’s common stock during the first quarter, for a total cost of $4.7 million.

Assets Under Management and Flows

Assets Under Management as of March 31, 2016 were $21.0 billion, a decrease of $888 million from the end of the fourth quarter.

•	For the quarter, net outflows were $426 million. Market depreciation of $462 million was experienced primarily in equity strategies.

•	Fund net outflows were $532 million for the quarter, primarily driven by outflows from the U.S. equity strategy and a decrease in closed-end fund leverage.

•	For the first quarter of 2016, net flows into separate accounts were $106 million.

Financial Discussion

Operating Income

First quarter 2016 revenues of $48.5 million decreased $8.9 million from first quarter 2015 primarily due to a decrease in Average Assets Under Management. Total operating expenses for the first quarter were $44.2 million, a decrease of $14.7 million from $58.9 million in the first quarter of 2015, primarily a result of $11.5 million of closed-end fund launch expenses incurred in the prior year and lower distribution expenses and general and administrative expenses. Excluding the prior year closed-end fund launch, non-GAAP operating income was $4.3 million for the first quarter compared with $10.0 million in the first quarter of 2015 and non-GAAP operating margin was 8.8% for the first quarter compared with 17.5% for the first quarter of 2015. GAAP operating income was $4.3 million for the first quarter versus an operating loss of $1.5 million in the first quarter of last year. GAAP operating margin was 8.8% for the first quarter, up from -2.6% in the first quarter of 2015.

Non-Operating Income

GAAP non-operating loss was $14.3 million for the first quarter of 2016 compared with income of $5.0 million for the first quarter of 2015, as presented in Table B. Non-GAAP non-operating loss, net of redeemable non-controlling interest in partnership and consolidated

[3]	See Forward Looking Statement & Important Risk Disclosures.

funds,4 was $7.2 million during the first quarter of 2016 compared with non-GAAP non-operating income, net of redeemable non-controlling interest in partnerships and consolidated funds, of $2.0 million for the first quarter of 2015.

Income Taxes

CAM’s income tax provision for the first quarter of 2016, as presented in Table D, exceeded income before tax provision attributable to CAM resulting in an income tax rate that is not meaningful. The income tax provision for the first quarter of 2016 includes $964,000 of deferred tax expense related to expired employee stock options and an allowance for employee stock options expected to expire in future periods. For the first quarter of 2015, CAM’s effective tax rate was 81.7%, a result of $238,000 in expense related to expired employee stock options. Excluding these items, CAM’s effective tax rate was 38.3% and 38.6% for the first quarter of 2016 and 2015, respectively.

Financial Position

As of March 31, 2016, the corporate investment portfolio was $360.1 million, which included cash, cash equivalents, receivable for investments sold, and investments that were principally comprised of investments in products that the company manages. The corporate investment portfolio is used to provide seed capital for new products, to maintain conservative levels of capital for the company’s regulated subsidiaries and to invest in other corporate strategic initiatives.

As of March 31, 2016, total long-term debt was $46.0 million and total equity was $346.4 million.

Market Capitalization

As of March 31, 2016, CAM, representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Family Partners, Inc. Because of our ownership structure, reported market capitalization does not reflect the entire value of the company, but rather only the market capitalization pertaining to CAM’s 22.2% interest, which is publicly traded.

Investor Conference Call

Management will hold an investor conference call at 3:30 p.m. Central Time on Tuesday, April 26, 2016. To access the live call and view management’s presentation, visit the Investor Relations section of the company’s website at www.calamos.com/investors. Alternatively, participants may listen to the live call by dialing 800.768.6563 in the U.S. or Canada (785.830.7991 internationally), then entering conference ID #9374683. A replay of the call will be available for one week following the date of the call by dialing 888.203.1112 in the U.S. or Canada (719.457.0820 internationally), then entering conference ID #9374683. The webcast also will be available on the Investor Relations section of the company’s website at www.calamos.com/investors for at least 90 days following the date of the call.

[4]	Management believes non-operating income, net of redeemable non-controlling interest in partnership investments and consolidated funds provides comparability of this information among reporting periods and is an effective measure for reviewing the company’s non-operating contribution to its results.

Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified global investment firm offering innovative investment strategies including U.S. growth equity, global equity, convertible, multi-asset and alternatives. The firm offers strategies through separately managed portfolios, mutual funds, closed-end funds, private funds, an exchange traded fund and UCITS funds. Clients include major corporations, pension funds, endowments, foundations and individuals, as well as the financial advisors and consultants who serve them. Headquartered in the Chicago metropolitan area, the firm also has offices in London, New York and San Francisco. For more information, please visit www.calamos.com.

Forward-Looking Statements & Important Risk Disclosures

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Performance data quoted represents past performance, which is no guarantee of future results. Current performance may be lower or higher than the performance quoted. The principal value and return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost.

AVERAGE ANNUAL RETURNS AS OF 3/31/16

Average Annual Returns Calamos Phineus Long/Short Fund	1-YEAR	3-YEAR	5-YEAR	10-YEAR	SINCE INCEPTION
I Shares—at NAV (Inception—5/1/02)	-0.93%	6.19%	4.10%	10.92%	11.51%
A Shares—at NAV (Inception—5/1/02)	-1.18	5.92	3.84	10.64	11.24
A Shares—Load adjusted	-5.87	4.22	2.84	10.10	10.85
MSCI World Index	-2.90	7.41	7.12	4.86	6.53
S&P 500 Index	1.78	11.82	11.58	7.01	6.93

Average Annual Returns Calamos Hedged Equity Income Fund	1-YEAR	SINCE INCEPTION
I Shares—at NAV (Inception—12/31/14)	1.01%	0.40%
A Shares—at NAV (Inception—12/31/14)	0.77	0.14
A Shares—Load adjusted	-4.05	-3.70
S&P 500 Index	1.78	2.19
Barclays U.S. Aggregate Bond Index	1.96	2.87

Past performance is no guarantee of future results.

The performance of the Calamos Phineus Long/Short Fund shown for the periods prior to April 5, 2016 is the performance of a predecessor investment vehicle (the “Predecessor Fund”). The Predecessor Fund was reorganized into the Fund on April 5, 2016, the date upon which the Fund commenced operations. On October 1, 2015 the parent company of Calamos Advisors purchased Phineus Partners LP, the prior investment adviser to the Predecessor Fund (“Phineus”), and Calamos Advisors served as the Predecessor Fund’s investment adviser from October 1, 2015 until it was reorganized into the Fund. Phineus and Calamos Advisors managed the Predecessor Fund using investment policies, objectives, guidelines and restrictions that were in all material respects equivalent to those of the Fund. Phineus and Calamos Advisors managed the Predecessor Fund in this manner either directly or indirectly by investing all of the Predecessor Fund’s assets in a master fund structure. However, the Predecessor Fund was not a registered mutual fund and thus was not subject to the same investment and tax restrictions as the Fund. If it had been, the Predecessor Fund’s performance may have been lower.

The Calamos Hedged Equity Income Fund I Shares were in the 15th and 28th percentiles for the 1-year and Since Inception periods out of 433 and 419 funds, respectively, in the US OE Long/Short Equity Morningstar category. The Calamos Hedged Equity Income Fund A Shares were in the 16th and 32th percentiles for the 1-year and Since Inception periods out of 433 and 419 funds, respectively, in the US OE Long/Short Equity Morningstar category.

Unmanaged index returns assume reinvestment of any and all distributions and do not reflect any fees, expenses, or sales charges. Investors cannot invest directly in an index. The MSCI World Index consists of the following 23 developed market country indexes: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong,

Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom, and the United States. The S&P 500 Index consists of 500 stocks chosen for market size, liquidity, and industry group representation. It is a market-value weighted index (stock price times number of shares outstanding), with each stock’s weight in the index proportionate to its market value. The S&P 500 Index is one of the most widely used benchmarks of U.S. equity performance. The Barclays U.S. Aggregate Bond Index covers the U.S.-denominated, investment-grade, fixed-rate, taxable bond market of SEC registered securities. The index includes bonds from the Treasury, Government-Related, Corporate, MBS (agency fixed-rate and hybrid ARM passthroughs), ABS, and CMBS sectors.

An investment in the Fund is subject to risks, and you could lose money on your investment in the Fund. There can be no assurance that the Fund will achieve its investment objective. Your investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. The risks associated with an investment in the Fund can increase during times of significant market volatility. The Fund also has specific principal risks, which are described below. More detailed information regarding these risks can be found in the Fund’s prospectus.

The principal risks of investing in the Calamos Hedge Equity Income Fund include: covered call writing risk, options risk, equity securities risk, correlation risk, mid-sized company risk, interest rate risk, credit risk, liquidity risk, portfolio turnover risk, portfolio selection risk, foreign securities risk, American depository receipts, and REITs risks.

The principal risks of investing in the Calamos Phineus Long/Short Fund include: equity securities risk consisting of market prices declining in general, short sale risk consisting of potential for unlimited losses, foreign securities risk, currency risk, geographic concentration risk, other investment companies (including ETFs) risk, derivatives risk, options risk, and leverage risk.

Short Sale Risk — The Fund may incur a loss (without limit) as a result of a short sale if the market value of the borrowed security (i.e., the Fund’s short position) increases between the date of the short sale and the date the Fund replaces the security. The Fund may be unable to repurchase the borrowed security at a particular time or at an acceptable price.

Leveraging Risk — Leverage is the potential for the Fund to participate in gains and losses on an amount that exceeds the Fund’s investment. Leveraging risk is the risk that certain transactions of the Fund may give rise to leverage, causing the Fund to be more volatile and experience greater losses than if it had not been leveraged. The Fund’s use of short sales and investments in derivatives subject the Fund to leveraging risk.

Derivatives Risk — Derivatives are instruments, such as futures, options and forward foreign currency contracts, whose value is derived from that of other assets, rates or indices. The use of derivatives for non-hedging purposes may be considered more speculative than other types of investments. Derivatives can be used for hedging (attempting to reduce risk by offsetting one investment position with another) or non-hedging purposes. Hedging with derivatives may increase expenses, and there is no guarantee that a hedging strategy will work.

Options Risk — The Fund’s ability to close out its position as a purchaser or seller of an over-the-counter or exchange-listed put or call option is dependent, in part, upon the liquidity of the option market. There are significant differences between the securities and options markets that could result in an imperfect correlation among these markets, causing a given transaction not to achieve its objectives. The Fund’s ability to utilize options successfully will depend on the ability of the Fund’s investment adviser to predict pertinent market movements, which cannot be assured.

Before investing carefully consider the fund’s investment objectives, risks, charges and expenses. Please see the prospectus and summary prospectus containing this and other information or call 1-800-582-6959. Read it carefully before investing.

Calamos Asset Management, Inc.

Consolidated Condensed Statements of Operations

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Revenues
Investment management fees	$39,548	$45,178	$45,948
Distribution and underwriting fees	8,421	9,725	10,847
Other	532	591	622

Total revenues	48,501	55,494	57,417
Expenses
Employee compensation and benefits[5]	24,417	22,682	24,874
Distribution expenses	8,457	9,667	10,517
Marketing and sales promotion[5]	2,695	4,391	13,405
General and administrative	8,644	9,629	10,126

Total operating expenses	44,213	46,369	58,922

Operating income (loss)	4,288	9,125	(1,505)
Non-operating income (loss)	(14,320)	118	5,007

Income (loss) before income tax provision	(10,032)	9,243	3,502
Income tax provision	758	626	465

Net income (loss)	(10,790)	8,617	3,037
Net (income) loss attributable to non-controlling interest in Calamos Investments LLC	2,390	(4,069)	112
Net (income) loss attributable to redeemable non-controlling interest in partnership investments and consolidated funds	7,078	(3,718)	(3,048)

Net income (loss) attributable to CAM	$(1,322)	$830	$101

Earnings (loss) per share:
Basic	$(0.08)	$0.05	$0.01

Diluted	$(0.08)	$0.05	$0.01

Weighted average shares outstanding:
Basic	16,740,100	17,103,299	17,872,357

Diluted	17,145,967	17,858,985	18,699,641

Supplemental Information:
Non-GAAP net income attributable to CAM	$1,622	$3,177	$3,137

Non-GAAP diluted earnings per share	$0.09	$0.18	$0.17

[5]	First quarter 2015 closed-end fund launch expenses were comprised of $10.0 million of structuring fees payable to underwriters, included in marketing and sales promotion expenses, and $1.5 million of sales-based compensation.

Calamos Asset Management, Inc.

Assets Under Management (excluding Assets Under Advisement)

(in millions)

(Unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Open-end Funds
Beginning Assets Under Management	$12,172	$12,513	$14,790
Sales	669	787	724
Redemptions	(1,035)	(1,439)	(1,498)
Market appreciation (depreciation)	(208)	311	318

Ending Assets Under Management	11,598	12,172	14,334

Average Assets Under Management	11,421	12,715	14,557

Closed-end Funds
Beginning Assets Under Management	6,346	6,399	6,211
Sales	—	—	533
Redemptions	(166)	(31)	—
Market appreciation (depreciation)	(148)	(22)	14

Ending Assets Under Management	6,032	6,346	6,758

Average Assets Under Management	5,952	6,522	6,239

Institutional Accounts
Beginning Assets Under Management	2,309	2,525	1,576
Sales	178	63	851
Redemptions	(106)	(391)	(82)
Market appreciation (depreciation)	(102)	112	61

Ending Assets Under Management	2,279	2,309	2,406

Average Assets Under Management	2,194	2,384	1,920

Managed Accounts
Beginning Assets Under Management	1,081	1,017	929
Sales	73	62	76
Redemptions	(39)	(51)	(48)
Market appreciation (depreciation)	(4)	53	21

Ending Assets Under Management	1,111	1,081	978

Average Assets Under Management	1,065	1,061	961

Total Assets Under Management
Beginning Assets Under Management	21,908	22,454	23,506
Sales	920	912	2,184
Redemptions	(1,346)	(1,912)	(1,628)
Market appreciation (depreciation)	(462)	454	414

Ending Assets Under Management	$21,020	$21,908	24,476

Average Assets Under Management	$20,632	$22,682	$23,677

Ending Assets Under Management by Strategy
U.S. Equity	$6,874	$7,237	$8,034
Global Equity	2,217	2,323	3,024
Convertible	1,869	1,962	2,217
Fixed Income	225	203	266
Alternative	3,803	3,837	4,177
Multi-Strategy (Closed-end Funds)	6,032	6,346	6,758

Ending Assets Under Management	$21,020	$21,908	$24,476

Table A

Calamos Asset Management, Inc.

Reconciliation of GAAP to Non-GAAP Operating Margin and Diluted Earnings per Share

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Operating income (loss) (GAAP)	$4,288	$9,125	$(1,505)
Adjustment:
Closed-end fund launch expenses	—	—	11,544

Non-GAAP operating income	$4,288	$9,125	$10,039

Total revenues	$48,501	$55,494	$57,417

Operating margin (GAAP)	8.8%	16.4%	(2.6%)
Non-GAAP operating margin	8.8%	16.4%	17.5%
Net income (loss) attributable to CAM (GAAP)	$(1,322)	$830	$101
Adjustments:
Deferred tax amortization on intangible assets	1,979	1,979	1,979
Closed-end fund launch expenses, net of taxes[6]	—	—	1,615
Non-operating (income) loss, net of taxes	965	368	(558)

Non-GAAP net income attributable to CAM	$1,622	$3,177	$3,137

Diluted - Weighted average shares outstanding	17,145,967	17,858,985	18,699,641

Diluted earnings (loss) per share (GAAP)	$(0.08)	$0.05	$0.01
Non-GAAP diluted earnings per share	$0.09	$0.18	$0.17

[6]	Closed-end fund launch expenses are shown net of non-controlling interest in Calamos Investments LLC and income taxes.

Table A – Notes

Calamos Asset Management, Inc.

Notes to Reconciliation of GAAP to Non-GAAP

The company provides investors with certain adjusted, non-GAAP financial measures including non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share. These non-GAAP financial measures are provided to supplement the consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures adjust GAAP financial measures to include the tax benefit from the amortization of deferred taxes on intangible assets and to exclude closed-end fund launch expenses, net of taxes, and CAM’s non-operating income, net of taxes. The company believes these adjustments are appropriate to enhance an overall understanding of operating financial performance, as well as to facilitate comparisons with historical earnings results. These adjustments to the company’s GAAP results are made with the intent of providing investors a more complete understanding of the company’s underlying earnings results and trends and marketplace performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis of managing our business.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in Table A.

Non-GAAP operating income is calculated by adjusting for the closed-end fund launch expenses from GAAP operating income. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by total revenues.

Non-GAAP net income attributable to CAM is calculated by adjusting the following items from GAAP net income attributable to CAM:

(i) amortization of deferred taxes on intangible assets associated with the election under section 754 of the Internal Revenue Code of 1986, as amended (Section 754 election);

(ii) closed-end fund launch expenses, net of taxes; and

(iii) non-operating income, net of taxes.

Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income attributable to CAM by diluted weighted average shares outstanding.

The deferred tax assets from the Section 754 election allows for a quarterly reduction of approximately $2.0 million in current and future income taxes owed by the company, to the extent a payable exists. To the extent that the deferred tax asset exceeds net income, a federal net operating loss carryforward is created. This cash savings and any resulting net operating loss carryforward accrue solely for the benefit of the shareholders of the company’s common stock. The company believes that adjusting this item from the calculation of the above non-GAAP items can be a useful measure in allowing investors to see the company’s performance. Closed-end fund launch expenses, net of taxes are excluded because revenue associated with these expenses will not fully impact results until future periods. Non-operating income is excluded from the above non-GAAP items as it can distort comparisons between periods. As noted above, the company believes that measures excluding these items are useful in analyzing operating trends and allowing for more comparability between periods, which may be useful to investors.

The company believes that non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share are useful measures of performance and may be useful to investors, because they provide measures of the company’s core business activities adjusting for items that are non-cash and costs that may distort comparisons between periods. These measures are provided in addition to the company’s operating income, operating margin, net income attributable to CAM and diluted earnings per share calculated under GAAP, but are not substitutes for those calculations.

Table B

Calamos Asset Management, Inc.

Non-Operating Income, Net of Redeemable Non-Controlling Interest in Partnership Investments and Consolidated Funds

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Interest income	$67	$61	$44
Interest expense	(764)	(764)	(774)

Net interest expense	(697)	(703)	(730)
Investment income (loss)[7]	(13,709)	793	5,753
Miscellaneous other income (loss)	86	28	(16)

Investment and other income (loss)	(13,623)	821	5,737

Non-operating income (loss) (GAAP)	(14,320)	118	5,007
Net (income) loss attributable to redeemable non-controlling interest in partnership investments and consolidated funds	7,078	(3,718)	(3,048)

Non-GAAP non-operating income (loss), net of redeemable non-controlling interest in partnership investments and consolidated funds	$(7,242)	$(3,600)	$1,959

Table C

Calamos Asset Management, Inc.

Summary of Corporate Investment Portfolio Returns

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Returns reflected in earnings
Investment income (loss)[7]	$(13,709)	$793	$5,753
Net (income) loss attributable to redeemable non-controlling interest in partnership investments and consolidated funds	7,078	(3,718)	(3,048)
Returns reflected in equity
Net unrealized gain (loss) reported in equity, inclusive of non-controlling interest	(577)	12,489	8,163

Total corporate investment portfolio returns	$(7,208)	$9,564	$10,868

Average corporate portfolio	$288,795	$284,414	$328,624
Total corporate investment portfolio returns	-2.5%	3.4%	3.3%

[7]	Investment income (loss) includes other-than-temporary impairment charges of $0.3 million and $7.6 million for the three months ended March 31, 2016 and December 31, 2015, respectively.

Table D

Calamos Asset Management, Inc.

Effective Income Tax Rate

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Income tax provision	$758	$626	$465
Income tax provision attributable to non-controlling interest in Calamos Investments LLC	(16)	(14)	(14)

Income tax provision benefit attributable to CAM	742	612	451
Net income (loss) attributable to CAM	(1,322)	830	101

Income (loss) before taxes attributable to CAM	$(580)	$1,442	$552

CAM’s effective income tax rate[8]	n/m	42.4%	81.7%

Source: Calamos Asset Management, Inc.

# # #

[8]	n/m = Not meaningful.

The income tax provision for the three months ended March 31, 2016 includes $964,000 of expense related to expired employee stock options and an allowance for employee stock options expected to expire in future periods. Excluding these items, CAM’s effective tax rate would be 38.3% for the three months ended March 31, 2016.

The income tax provision for the three months ended March 31, 2015 includes $238,000 of expense related to expired employee stock options. Excluding this item, CAM’s effective tax rate would be 38.6% for the three months ended March 31, 2015.